                                                                    Exhibit 6a4i


                                                                  CONFORMED COPY

DATED                                   15  MAY                             2000
--------------------------------------------------------------------------------


  TRANS-CONTINENTAL LEAF TOBACCO CORPORATION LIMITED, STANDARD COMMERCIAL    (1)
  TOBACCO COMPANY (UK) LIMITED AND STANDARD COMMERCIAL TOBACCO CO., INC.
                              (AS BORROWERS)

                                  - and -

                      STANDARD COMMERCIAL CORPORATION                        (2)
                              (AS GUARANTOR)

                                  - and -

                          THE STEERING COMMITTEE                             (3)

                                  - and -

                       DEUTSCHE BANK A.G. IN HAMBURG                         (4)
                              (AS LEAD BANK)

                                  - and -

                             MEESPIERSON N.V.                                (5)
                     (AS INTERNATIONAL SECURITY AGENT)

                                  - and -

                         FIRST UNION NATIONAL BANK                           (6)
                          (AS US SECURITY AGENT)

                                  - and -

                                 THE BANKS                                   (7)

--------------------------------------------------------------------------------


                          FIFTH SUPPLEMENTAL AGREEMENT
                       TO THE MASTER FACILITIES AGREEMENT
--------------------------------------------------------------------------------

THIS AGREEMENT is made the 15th May 2000

BETWEEN:

(1)      THE COMPANIES LISTED IN SCHEDULE 1 (the "Borrowers");

(2) STANDARD COMMERCIAL CORPORATION (Federal Tax Identification Number 13/1337610) whose registered office is at 2201 Miller Road, PO Box 450, Wilson NC 27894-0450, USA ("SCC");

(3)      DEUTSCHE BANK A.G. IN HAMBURG,  MEESPIERSON  N.V., FIRST UNION
         NATIONAL BANK, NORDDEUTSCHE LANDESBANK GIROZENTRALE AND WESTDEUTSCHE LANDESBANK GIROZENTRALE (the "Steering Committee");

(4)      DEUTSCHE BANK A.G. IN HAMBURG (the "Lead Bank");

(5)      MEESPIERSON N.V. (the "International Security Agent");

(6)      FIRST UNION NATIONAL BANK (the "US Security Agent");

(7)      THE BANKS LISTED IN SCHEDULE 2 (the "Banks").


WHEREAS:

(A) On 5 May, 1995, certain of the parties entered into the MFA (as defined below).

(B) The MFA was amended and supplemented by a first supplemental agreement dated 1 February 1996, a second supplemental agreement dated 16 July 1996, a third supplemental agreement dated 31 July 1997 and a fourth supplemental agreement dated 19 May 1999.

(C) The parties now wish to amend and supplement the MFA as set out in this Agreement.


IT IS AGREED:

1.       DEFINITIONS

1.1 Save as expressly provided in this Agreement, expressions defined in the MFA shall bear the same meanings in this Agreement and principles of interpretation applicable to the MFA shall also apply to this Agreement.

1.2 In this Agreement the following expressions shall have the following respective meanings:

         "MFA" means the Master Facilities Agreement dated 5th May 1995 as amended by a first Supplemental Agreement dated 1 February 1996 , by a Second Supplemental Agreement dated 16 July 1996, a Third Supplemental Agreement dated 31 July 1997 and a Fourth Supplemental Agreement dated 19 May 1999 and otherwise as amended, varied, supplemented and in force immediately prior to the Effective Date;

         "Effective Date" means the first date on which the Lead Bank shall have received the documents and payments referred to in clause 3 below, satisfactory in form and substance to the Lead Bank and on which the Lead Bank is satisfied with the matters referred to in clause 3 of this Agreement;

1.3 Unless otherwise specified, any reference in this Agreement to a Clause or a Schedule is to a Clause or a Schedule of the MFA.

1.4      The MFA shall be amended as set out below.


2.       AMENDMENT

2.1      TRANSFER TO DRESDNER BANK A.G.

         It was noted that Berliner Bank AG had transferred its commitment to Dresdner Bank AG in Hamburg pursuant to clause 21 of the MFA and that Berliner Bank AG had therefore ceased to be a Bank and Dresdner Bank AG in Hamburg had become a Bank.

2.2      INCREASE IN FACILITIES

         With effect from the Effective Date, the aggregate amount of the Facilities shall be increased from $233,000,000 to $250,000,000 and Rabobank International, London Branch shall become a Bank.

2.3      AMENDMENT TO SCHEDULE II

         In order to reflect the changes referred to above, with effect from the Effective Date, the MFA shall be amended by deleting the existing
         Schedule II to the MFA and replacing it with the following:

                                   SCHEDULE II

                                    THE BANKS


                  Bank                                 Commitment
              ----------------------------------------------------

              ABN Amro Bank                           $ 15,000,000

              Dresdner Bank AG                        $ 17,000,000

              Berenberg Bank                          $  7,500,000

              BHF Bank AG                             $ 15,000,000

              Crestar Bank, Inc.                      $ 15,000,000

              Commerzbank AG                          $ 15,000,000

              Deutsche Bank AG                        $ 40,000,000

              KBC Bank NV                             $ 12,500,000

              MeesPierson NV                          $ 20,000,000

              Norddeutsche Landesbank Girozentrale    $ 23,000,000

              Standard Chartered Bank                 $ 20,000,000

              Westdeutsche Landesbank Girozentrale    $ 20,000,000

              Rabobank International, London Branch   $ 15,000,000

              First Union National Bank               $ 15,000,000

              Total                                   $250,000,000

2.4      AMENDMENT TO SCHEDULE IV

         With effect from the Effective Date, the MFA shall be amended by deleting the existing Part I of Schedule IV to the MFA and replacing it with the following:





                                   SCHEDULE IV

                                     PART I

                              THE FACILITY LETTERS



===============================================================================================================
           Bank                             Borrower                          Type of Facility
---------------------------------------------------------------------------------------------------------------
ABN Amro Bank              Standard Commercial Tobacco Company (UK)             $15,000,000   revolving  credit
                           Limited, Trans-Continental Leaf Tobacco              facility  and  letter of credit
                           Corporation Limited and Standard                     issuance facility
                           Commercial Tobacco Co., Inc.,
---------------------------------------------------------------------------------------------------------------
BHF-Bank                   Standard Commercial Tobacco Co., Inc.,               Revolving
Aktiengesellschaft         Raleigh, Standard Commercial Tobacco
                           Company (UK) Limited, Godalming,
                           Trans-Continental Leaf Tobacco
                           Corporation Limited, Vaduz

---------------------------------------------------------------------------------------------------------------
Commerzbank                Standard  Commercial  Tobacco (UK) Limited,          $15,000,000 Revolving Facility
Aktiengesellschaft         Trans-Continental  Leaf Tobacco Corporation
                           Limited and Standard Commercial Tobacco
                           Co., Inc.
---------------------------------------------------------------------------------------------------------------
MeesPierson N.V.           Standard Wool Argentina S.A., Tentler &              Revolving
                           Co. B.V., Lohmann & Company GmbH,
                           Standard Commercial Tobacco Company (UK)
                           Limited, Trans-Continental Leaf Tobacco              Foreign Exchange
                           Corporation Limited, Spierer Freres &
                           Cie S.A., Standard Wool (UK) Limited and
                           Jacomb Hoare (Bradford) Limited

---------------------------------------------------------------------------------------------------------------



===============================================================================================================
           Bank                             Borrower                          Type of Facility
---------------------------------------------------------------------------------------------------------------

Norddeutsche Landesbank    Standard Commercial Tobacco Company (UK)             Revolving
Girozentrale               Limited, Trans-Continental Leaf Tobacco              Available for cash credits,
                           Corporation Limited and Standard                     short term loans, L/Cs/bank
                           Commercial Tobacco Co., Inc.                         guarantees

---------------------------------------------------------------------------------------------------------------
Westdeutsche Landesbank    Standard Commercial Tobacco Company (UK)             $20,000,000 Revolving Facility
Girozentrale               Limited, Trans-Continental Leaf Tobacco
                           Corporation Limited and Standard
                           Commercial Tobacco Co., Inc

---------------------------------------------------------------------------------------------------------------
Joh. Berenberg, Gossler &  Standard Commercial Tobacco Company (UK)             $7,500,000  Revolving
Co.                        Limited, Trans-Continental Leaf Tobacco              Facility
                           Corporation Limited and Standard
                           Commercial Tobacco Co., Inc.

---------------------------------------------------------------------------------------------------------------
Deutsche Bank              Standard Commercial Tobacco Company (UK)             $40,000,000 Revolving Facility
AG in Hamburg              Limited, Trans-Continental Leaf Tobacco
                           Corporation Limited and Standard
                           Commercial Tobacco Co., Inc.
---------------------------------------------------------------------------------------------------------------
First Union National Bank  Trans-Continental Leaf Tobacco Corporation           $15,000,000   Revolving  Credit
                           Limited, Standard Commercial Tobacco                 Facility
                           Company (UK) Limited, Standard Commercial
                           Tobacco Co., Inc.
---------------------------------------------------------------------------------------------------------------
Dresdner Bank AG in        Standard Commercial Tobacco Company (UK)             $17,000,000 Revolving
Hamburg                    Limited, Trans-Continental Leaf Tobacco              Facility;  available  for  cash
                           Corporation Limited and Standard                     credits,  short  term loans and
                           Commercial Tobacco Co., Inc.                         L/Cs/bank guarantees

---------------------------------------------------------------------------------------------------------------
Crestar Bank, Inc.         Standard  Commercial  Tobacco  Company (UK)          $15,000,000 revolving facility
                           Limited, Trans-Continental Leaf Tobacco
                           Corporation Limited and Standard
                           Commercial Tobacco Co., Inc

---------------------------------------------------------------------------------------------------------------




===============================================================================================================
           Bank                             Borrower                          Type of Facility
---------------------------------------------------------------------------------------------------------------
Standard Chartered Bank    Standard  Commercial Tobacco Company (UK)            Revolving
                           Limited, Trans-Continental Leaf Tobacco
                           Corporation Limited and Standard
                           Commercial Tobacco Co., Inc

---------------------------------------------------------------------------------------------------------------
KBC Bank N.V.              Standard  Commercial  Tobacco Company (UK)           Revolving
                           Limited, Trans-Continental Leaf Tobacco
                           Corporation Limited and Standard
                           Commercial Tobacco Co., Inc.

---------------------------------------------------------------------------------------------------------------
Rabobank International     Standard Commercial Tobacco Company (UK)             $15,000,000 Revolving  Credit
(Cooperatieve Centrale     Limited, Trans-Continental Leaf Tobacco              Facility and Letter of Credit
Raiffeisen                 Corporation Limited and Standard                     Issuance Facility
-Boerenleenbank B.A.)      Commercial Tobacco Co., Inc

===============================================================================================================


         Each of the facility letters from time to time entered into by the Banks in connection with the facilities pursuant to which a Bank makes available its Commitment (in each case as amended and supplemented from time to time in accordance with the MFA) is designated by the Lead Bank (acting with Majority Bank approval) and SCC as a Facility Letter under the MFA for all purposes and each such facility is designated as a "Facility" under the MFA for all purposes by the Lead Bank (acting with Majority Bank approval) and SCTC Inc.


2.5      CLAUSE 21

         Clause 21.2(b) of the MFA shall be amended by adding the words "rights and" before "obligations" and clause 21.4(c) of the MFA shall be amended by adding the words "in place of the Transferor" after the words "Finance Party" in line four of that clause.



3.       CONDITIONS PRECEDENT

3.1      (a)      AGREEMENT: this Agreement duly signed on behalf of each of the parties.

         (b)      COMPANY DOCUMENTS

                  (i) CERTIFICATE OF AUTHORISATION: in relation to the Borrowers and SCC, a certificate signed by a duly authorised director to the effect that the requisite resolution of its board of directors has been duly and properly passed:-

                           (1) authorising its execution, delivery and performance of this Agreement; and

                           (2) authorising a named person or persons specified in such certificate and whose specimen signatures appear there to sign this Agreement and any amendments and renewals thereof and to give any notices or certificates required in connection with such documents, and confirming that such resolutions are still in effect and have not been varied or rescinded and also confirming that there have been no changes to the constitutional documents of the Borrowers and SCC since the copies previously provided to the Lead Bank under the MFA;

                  (ii) AUTHORISING BOARD RESOLUTIONS: a certified copy of the resolutions of the board of directors referred to in paragraph (b)(i) above or an original Resolution by Circular Letter of TCLTC in the agreed terms unless local legal counsel to the Lead Bank and the Security Agents advises that this is not necessary;

                  (iii) CERTIFICATE OF AUTHORISATION OF OTHER OBLIGORS: in relation to each Obligor other than SCTC Inc, SCTC
                           (UK), TCLTC, and SCC, a certificate of one of its directors to the effect that the requisite resolution of its board of directors has been duly and properly passed approving this Agreement and confirming that such resolutions are still in effect and have not been varied or rescinded or a certificate in such other form as local legal counsel to the Lead Bank and the Security Agents consider to be satisfactory and also confirming that there have been no changes to the constitutional documents of the Obligors since the copies previously provided to the Lead Bank under the MFA;

                  (iv) AUTHORISING BOARD RESOLUTIONS: a certified copy of the resolutions of the board of directors of each of the other Obligors referred to in paragraph (b)(iii) above;

         (b) DIRECTORS' CERTIFICATES: a certificate (signed in each case by a duly authorised director) of each of SCTC Inc. SCTC (UK) and TCLTC and SCC that, after making diligent enquiry, the directors are not aware that any Event of Default or Potential Event of Default under the MFA has occurred and is Continuing.

         (c) BANK MANDATES: such bank mandates, specimen signatures and similar documentation as each of Dresdner Bank AG in Hamburg and Rabobank International London Branch may require in order to enable each of the Facilities made available by it to be utilised by each of the Borrowers, duly signed on behalf of the relevant Borrower(s);

         (d) OTHER DOCUMENTATION: such other documentation as the Lead Bank may specify in writing.

3.2 The Lead Bank shall be entitled to disregard discrepancies in any of the conditions precedent produced to it pursuant to clause 3.1 of this Agreement where it considers that such discrepancy is of a minor and non-material nature.

3.3 All fees payable to the respective legal advisers of the Lead Bank, the International Security Agent and the US Security Agent shall be paid together with any disbursements and any applicable taxes in full within five Business Days of the Effective Date.

4.       CONSTRUCTION

4.1 The MFA and this Agreement shall after the date of this Agreement be read and construed as one document and references in the MFA and each Finance Document to the MFA shall be read and construed as references to the MFA as supplemented and amended by this Agreement.

4.2 The MFA shall continue in full force and effect, save as otherwise expressly amended by this Agreement.

4.3 The amendments contained in this Agreement shall be without prejudice to any rights and liabilities arising under the MFA by reference to any acts, omissions and events occurring before such amendments come into effect.


5.       COSTS AND EXPENSES

         SCTC Inc. will reimburse the Lead Bank and each of the Security Agents on demand all reasonable costs and expenses (including legal costs and out-of-pocket expenses) and all value added tax thereon incurred by the Bank in connection with the negotiation, preparation and execution of this Agreement and any condition precedent documentation contemplated in it.


6.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute a single instrument.


7.       NOTICES

         The provisions of Clause 32 (Notices) of the MFA shall be deemed to be incorporated, mutatis mutandis, in this Agreement.


8.       GOVERNING LAW AND JURISDICTION

         The provisions of Clause 40 (Governing Law and Jurisdiction) of the MFA shall be deemed to be incorporated, mutatis mutandis, in this Agreement.

AS WITNESS the hands of the parties the day and year first above written.

                                   SCHEDULE 1

                                  THE BORROWERS


Name                                                              Company Number

Trans-Continental Leaf Tobacco Corporation Limited                  H.LIV/14

Standard Commercial Tobacco Company (UK) Limited                    1411968

Standard Commercial Tobacco Co., Inc.                              56-0323420

                                   SCHEDULE 2

                                    THE BANKS

ABN Amro Bank

Berenberg Bank

BHF Bank AG

Crestar Bank, Inc.

Commerzbank AG

Deutsche Bank AG in Hamburg

Dresdner Bank AG in Hamburg

First Union National Bank

KBC Bank NV

MeesPierson NV

Norddeutsche Landesbank Girozentrale

Rabobank International, London Branch

Standard Chartered Bank

Westdeutsche Landesbank Girozentrale

                                 SIGNATURE PAGES

THE BORROWERS


TRANS-CONTINENTAL LEAF TOBACCO CORPORATION LIMITED
FL-9490 Vaduz
Liechtenstein

Facsimile No:     + 41 75 236 5555
Attention:        The Finance Director

By:      Aileen Woollhead                  Karen Tingley


STANDARD COMMERCIAL TOBACCO COMPANY (UK) LIMITED
Standard House
Weyside Park
Godalming
Surrey GU7 1XE
England

Facsimile No:     + 44 1483 860176
Attention:        The Finance Director

By:      Aileen Woollhead                  Karen Tingley


STANDARD COMMERCIAL TOBACCO CO., INC.

2201 Miller Road, P O Box 450,
Wilson NC 27894-0450, USA

Facsimile No:     + 1 919 237 1109
Attention:        The Finance Director

By:      Aileen Woollhead                  Karen Tingley


SCC (AS GUARANTOR)

STANDARD COMMERCIAL CORPORATION

2201 Miller Road, P O Box 450,
Wilson NC 27894-0450, USA

Facsimile No:     + 1 919 237 1109
Attention:        The Finance Director

By:      Aileen Woollhead                  Karen Tingley

THE LEAD BANK

DEUTSCHE BANK A.G. IN HAMBURG
Firmen und Institutionen
Konzernbetreuung
Adolphsplatz 7
20079 Hamburg, Germany

Facsimile No:     + 49 40 3701 4684
Attention:        Michael Ziesenitz

By:      Dr Reinecke M. Ziesenitz


THE INTERNATIONAL SECURITY AGENT

MEESPIERSON N.V.
Camomile Court
23 Camomile Street
London EC3A 7PP

Facsimile No:     + 207 444 8810
Attention:        Iain Lappin-Smith

By:      Mr Iain Lappin-Smith              Mr David De Buck


THE US SECURITY AGENT

FIRST UNION NATIONAL BANK
301 South Tyron Street, T-28
Charlotte
NC 28288-0334
USA

Facsimile No:     00 1 704 383 6647
Attention:        G Mendel Lay, Jnr

By:      Mendel Lay

THE STEERING COMMITTEE

DEUTSCHE BANK A.G. IN HAMBURG
Firmen und Institutionen
Konzernbetreuung
Adolphsplatz 7
20079 Hamburg, Germany

Facsimile No:     + 49 40 3701 4684
Attention:        Michael Ziesenitz

By:      Dr Reinecke M. Ziesenitz

MEESPIERSON N.V.
Coolsingel 93
PO Box 749
3000 AS Rotterdam
Netherlands

Facsimile No:     + 31 10 401 6558
Attention:        Jaap Van Beveren

By:      Ms Anjavan Balen     Mr Jaap van Beveren


FIRST UNION NATIONAL BANK
301 South Tyron Street, T-28
Charlotte
NC 28288-0334
USA

Facsimile No:     00 1 704 383 6647
Attention:        G Mendel Lay, Jr

By:      Mendel Lay


NORDDEUTSCHE LANDESBANK GIROZENTRALE
Brodschrangen 4
20457 Hamburg
Germany

Facsimile No:     + 49 40 3765 5304
Attention:        Mrs Glindmeyer

By:      Mrs Glindmeyer       Mrs Meyer


WESTDEUTSCHE LANDESBANK GIROZENTRALE
Domstrasse 10
20095 Hamburg
Germany

Facsimile No:     + 49 40 339 68265
Attention:        Mrs Renate Koch, Credit Department

By:      Mr W Reichel         Mrs R Koch

THE BANKS

DEUTSCHE BANK A.G. IN HAMBURG
Firmen und Institutionen
Konzernbetreuung
Adolphsplatz 7
20079 Hamburg, Germany

Facsimile No:     + 49 40 3701 4684
Attention:        Michael Ziesenitz

By:      Dr Reinecke M. Ziesenitz


MEESPIERSON N.V.
Coolsingel 93
PO Box 749
3000 AS Rotterdam
Netherlands

Facsimile No:     + 31 10 401 6558
Attention:        Jaap Van Beveren

By:      Ms Anja van Balen    Mr Jaap van Beveren


FIRST UNION NATIONAL BANK
301 South Tyron Street, T-28
Charlotte
NC 28288-0334
USA

Facsimile No:     001 704 383 6647
Attention:        G Mendel Lay, Jr.

By:      Mendel Lay


NORDDEUTSCHE LANDESBANK GIROZENTRALE
Brodschrangen 4
20457 Hamburg
Germany

Facsimile No:     + 49 40 3765 5304
Attention:        Mrs Glindmeyer

By:      Mrs Glindmeyer       Mrs Meyer

WESTDEUTSCHE LANDESBANK GIROZENTRALE
Domstrasse 10
20095 Hamburg
Germany

Facsimile No:     + 49 40 339 68265
Attention:        Mrs Renate Koch, Credit Department

By:      Mr W Reichel                       Mrs R Koch

BERENBERG BANK
Neuer Jungfernstieg 20
20354 Hamburg
Germany

Facsimile No:     + 49 40 354 248
Attention:        Mr Klaus Schroder

By:      Mr K Schroder                      M Grosse Siebenburgen

BHF-BANK AKTIENGESELLSCHAFT
Neuer Wall 54
20354 Hamburg
Germany

Facsimile No:     + 49 40 3200 9203
Attention:        Mr Theodore Budde

By:      Mr Philippi                        Mr Theodore Budde

COMMERZBANK A.G.
Ness 7-9
20457 Hamburg
Germany

Facsimile No:     + 49 40 368 32130
Attention:        Mr Weidner

By:      Mr Loeck                           Mr Weidner

ABN AMRO BANK N.V.
TCF Europe,
Herengracht 595
PO Box 90 (AF 2432)
1000AB Amsterdam
The Netherlands

Tel:              + 31 20 383 3458
Fax:              + 31 20 383 3455
Attention:        Mr. Rudolf Oldeman

By:      Rudolf Oldeman                     Albert Znyoswegt

CRESTAR BANK
919 East Main Street
Richmond, VA 23219
USA

Tel:              001 804 782 5237
Fax:              001 804 782 5413
Attention:        Mr. C Gray Key

By:      Mr C Gray Key

KBC BANK N.V.
Global Trade Finance Group
Dashwood House
69 Old Street
London EC2M 1GT
England

Tel:              +44 207 861 2660
Fax:              +44 207 861 2626
Attention:        Mr. Philip Lewis

By:      Mr Philip Lewis                    Mr Malcolm Watson

STANDARD CHARTERED BANK
37 Gracechurch Street
London EC3V OBX
England

Tel:              +44 207 280 7585
Fax:              +44 207 280 7598
Attention:        Mr. Francois Dorival-Bordes

By:      Mr. Francois Dorival-Bordes        Mr Ian Mote



DRESDNER BANK AG IN HAMBURG
Corporate Customers
Betreuung Unternehmenskunden Hamburg 3
Jungfernstieg 22
20349 Hamburg
Germany

Tel:              + 49 40 3501 3200
Fax:              + 49 40 350 1 3278
Attention:        Mr Eugen Klutzny

By:      Mr Gau                             Mr Klutzny

RABOBANK INTERNATIONAL, LONDON BRANCH
Thames Court
One Queenhithe
London EC4V 3RL
England

Tel:              + 44 207 809 3000
Fax:              + 44 207 809 3500
Attention:        Mr David Cormack

By:      Mr David Cormack                   Mr S Tyler